[IMPSAT Logo]

FOR IMMEDIATE RELEASE

For More Information Contact:

Hector Alonso, Chief Financial Officer
Facundo Castro, Investor Relations
Impsat Fiber Networks, Inc.
Tel:  54.11.5170.6000
www.impsat.com


                  IMPSAT EXPLORING STRATEGIC ALTERNATIVES

April 24, 2006 - Buenos Aires, Argentina - In response to news reports, IMPSAT Fiber Networks, Inc. (OTC BB:IMFN) confirmed that the Company is currently engaged in the process of exploring a range of strategic alternatives to enhance shareholder value, including a possible sale of the Company. No formal decisions have been made and no agreements have been reached at this time. There can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms. The Company does not plan to provide updates until this process is completed.

The Company has retained Goldman, Sachs & Co. as financial advisor to assist in this process.

About Impsat:

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. The Company offers integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. The Company provides telecommunications, data center and Internet services through its networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. The Company owns and operates 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogota, Caracas, Quito, Guayaquil, Rio de Janeiro and Sao Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to more than 4,300 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. The Company has operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provides its services in other countries in Latin America. For more information, visit the Company at www.impsat.com.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, including those regarding the Company's exploration of strategic alternatives referred to in this press release. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements.

These statements speak only as of the date they were made, and the Company does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the availability and terms of additional capital to fund our continuing efforts, adequacy of cash from operations for our future liquidity and working capital needs, inaccuracies in our forecasts of customer or market demand, loss of a customer that provides us with significant revenues, highly competitive market conditions, changes in or developments under laws, regulations and licensing requirements, changes in telecommunications technology, currency fluctuations, and changes in economic conditions in the Latin American countries where we operate. Additional information is included in the Company's filings with the SEC. Copies of these filings may be obtained by accessing the Company's website (www.impsat.com) or the SEC's website (www.sec.gov).

The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.